EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------



                                               State or
                                               Other Jurisdiction   Percentage
Name of Subsidiary                             of Incorporation     Ownership
------------------                             ----------------     ----------

Broadcast International, Inc.                  Utah

    BI Purchasing, Inc.                        Utah

    CheckRite International, Inc.              Utah
         CheckRite, Ltd.                       Colorado
              CheckRite of California, Inc.    California
              CheckRite of Kansas City, Inc.   Kansas
              CheckRite of Minnesota, Inc.     Minnesota
              CheckRite of Oregon, Inc.        Oregon
              Lone Star CheckRite, Inc.        Texas
    Market Information Corporation             Utah

DBC Securities, Inc.                           New York

Data Broadcasting Corporation (B.V.I.)         British Virgin Islands

    New T&T DBC Ltd.                           Hong Kong               49.00

Shark Holdings, Inc.                           Delaware

Federal News Service, Inc.                     Delaware

Las Vegas Sports Consultants, Inc.             Nevada

Instant Odds Network, Inc.                     Nevada

Lawyers Communications Network, LLC            Delaware                50.00

Marketwatch.Com, LLC                           Delaware                50.00

GTIS Corporation                               Delaware

GTIS Europe Limited                            England and Wales




NOTE: All of the subsidiaries listed above are wholly-owned, unless otherwise noted.